EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANTS



                           Name                 State of Organization

I.       Subsidiaries of CMP Group, Inc.:

         Central Maine Power Company                    Maine
         CMP International Consultants                  Maine
                  (d/b/a CNEX)
         MaineCom Services                              Maine
           New England Investment Corporation           Delaware
           New England Business Trust                   Massachusetts
           New England Security Corp.                   Massachusetts
         New England Gas Development Corporation        Maine
         TeleSmart                                      Maine
         The Union Water-Power Company                  Maine
                  (d/b/a On Target, Combined Energies,
                  UnionLand Services)


II.      Subsidiaries of Central Maine Power Company:

         Maine Electric Power Company, Inc.             Maine
         Central Securities Corporation                 Maine
         Cumberland Securities Corporation              Maine
         NORVARCO                                       Maine